                                                                   EXHIBIT 10.26

                                PROMISSORY NOTE


$3,000,000.00     June 7, 2001


         FOR VALUE RECEIVED, Dennis M. Donovan (the "Borrower"), promises to pay to The Home Depot, Inc., a Delaware corporation ("Lender"), or its assignee, the principal sum of Three Million Dollars ($3,000,000.00) with interest from the date hereof at a rate of five and eight tenths percent (5.8%) per annum, compounded annually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable and/or forgiven (as the case may be) in accordance with subsection 5.4.5 of that certain Employment Agreement effective as of March 16, 2001, by and between the Borrower and the Lender (the "Employment Agreement").

         If the Borrower's employment with the Company is terminated prior to payment in full of this Note, either by the Company for Cause (as defined in the Employment Agreement) or by the Executive without Good Reason (as defined in the Employment Agreement) this note shall be immediately due and payable in accordance with subsection 5.4.5 of the Employment Agreement.

         All payments by the Borrower under this Note shall be in immediately available funds. This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty.

         If any amount due under this Note becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of Georgia, the due date thereof shall be extended to the next succeeding business day.

         Upon the failure to pay principal under this Note when due, which shall remain unremedied for twenty (20) days following the date when principal was due hereunder; then, the Lender may declare, by written notice of default given to the Borrower, the entire principal amount of this Note to be due and payable, whereupon if such default remains unremedied for five (5) days after borrower's receipt of such notice, the entire principal amount of this Note outstanding shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind.

         Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees.

         No delay or failure by the Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

         As used herein, the Borrower includes the successors, assigns and distributees of the undersigned.

         As used herein, the Lender includes the successors, assigns and distributees of the Lender, as well as a holder in due course of this Note.

         THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).


                           /s/ Dennis M. Donovan
                           ----------------------------------------------------
                           Dennis M. Donovan